UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2022

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 21, 2022, William Wood notified Silicon Laboratories Inc. (“Silicon Laboratories” or the “Company”) of his decision to not stand for re-election at the Company’s 2023 annual meeting of stockholders. Accordingly, his tenure as a member of the Company’s board of directors will be completed at the 2023 annual meeting of stockholders. Mr. Wood’s decision to not stand for re-election is not due to any disagreement with Silicon Laboratories regarding its operations, policies or practices.

(d) On July 21, 2022, Silicon Laboratories appointed Robert Conrad, age 62, as a member of its board of directors to serve as a Class I director effective immediately. The term of the Class I directors expires at the 2023 annual meeting of stockholders. Mr. Conrad is expected to be nominated for re-election at such annual meeting. On July 21, 2022, Mr. Conrad was also appointed as a member of the Corporate Development and Finance Committee.

Mr. Conrad served as Senior Vice President of the Automotive Microcontrollers and Processors business at NXP Semiconductors from 2012 until 2019. From 2003 to 2012, Mr. Conrad held executive roles at Fairchild Semiconductor across various product groups and corporate strategy. Mr. Conrad started his career with Texas Instruments, where he held hardware design, process development, product engineering, and operational roles. Mr. Conrad holds a BSEE in Electrical and Computer Engineering from the University of Cincinnati.

Mr. Conrad will receive the standard cash retainer of $55,000 per year for board service and $5,000 per year for service on the Corporate Development and Finance Committee. If he is elected on the date of our 2023 annual meeting of stockholders, Mr. Conrad will receive the standard non-employee director grant of restricted stock units covering a number of shares of the Company’s common stock equal to $180,000 divided by the average closing price of a share of the Company’s common stock on the 30 trading days ending on the 2nd trading day preceding the date of such meeting and such grant shall vest on approximately the first anniversary of the date of grant (unless the board of directors alters the standard non-employee director compensation prior to that time).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Silicon Laboratories Inc. dated July 27, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 27, 2022	/s/ John C. Hollister

Date	John C. Hollister
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)